Exhibit 10.1

ASSET REPRESENTATIONS REVIEW AGREEMENT

Among

COMENITY BANK,
 as Seller,

WFN CREDIT COMPANY, LLC
 as Transferor,

COMENITY BANK,
 as Servicer,

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST,
 as Issuer,

and

FTI CONSULTING, INC.,

as Asset Representations Reviewer

Dated as of July 6, 2016

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TABLE OF CONTENTS
(continued)

Schedule A — Representations and Warranties, Review Materials and Tests

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ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of July 6, 2016 (this "Agreement"), among COMENITY BANK, a Delaware state chartered bank, as Seller (in such capacity, the "Seller"), WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor (the "Transferor"), COMENITY BANK, as Servicer (in such capacity, the "Servicer"), WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust, as Issuer (the "Issuer"), and FTI CONSULTING, INC. (the "Asset Representations Reviewer"), as Asset Representations Reviewer.

BACKGROUND

In connection with its credit card securitization program, the Seller transferred, and will transfer, receivables arising in certain credit card accounts to the Transferor.  The Transferor has transferred, and will transfer, such receivables to World Financial Network Credit Card Master Note Trust (the "Certificate Trust").

The Certificate Trust has issued a certificate (the "Collateral Certificate") representing a beneficial interest in the assets held in the Certificate Trust to the Transferor pursuant to the Pooling and Servicing Agreement (as defined herein).  The Transferor has transferred the Collateral Certificate to the Issuer pursuant to the Transfer and Servicing Agreement (as defined herein).  The Issuer has granted a security interest in the Collateral Certificate to MUFG Union Bank, N.A., as indenture trustee (the "Indenture Trustee"), as security for the Issuer's obligations under the Indenture (as defined herein).

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of compliance of the Seller and the Transferor with the representations and warranties made by the Seller and the Transferor with respect to certain receivables as set forth herein.

The parties agree as follows.

ARTICLE I
 USAGE AND DEFINITIONS

SECTION 1.1.  Usage and Definitions.  Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Indenture (including any supplement thereto).

SECTION 1.2.  Additional Definitions.  The following terms have the meanings given below:

"Additional Review Materials" has the meaning stated in Section 3.3(a).

"Affiliate" means with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"ARR Indemnified Person" has the meaning stated in Section 4.5(b).

"Asset Representations Review" means the performance by the Asset Representations Reviewer of the testing procedures for each Test according to Section 3.4.

"Asset Representations Review Period" has the meaning stated in Section 3.4(b).

"Certificate Trust" has the meaning stated in the first paragraph of the "Background" section.

"Collateral Certificate" has the meaning stated in the second paragraph of the "Background" section.

"Confidential Information" has the meaning stated in Section 4.8.

"Conflict of Interest" means a conflict of interest arising from the performance, or proposed performance, by the Asset Representations Reviewer of its obligations under this Agreement and the engagement or proposed engagement of the Asset Representations Reviewer with respect to other obligations or services for or on behalf of the Seller, the Transferor, the Servicer, the Issuer or any of their Affiliates (the "Second Matter") , where the performance or proposed performance of the obligations under this Agreement has an adverse effect on FTI Consulting, Inc. obtaining an engagement with respect to the Second Matter, provided, that, any conflict of interest can only become a Conflict of Interest if so determined by the Seller, the Servicer or such Affiliate, as applicable, in its reasonable discretion (i.e., such person deems FTI Consulting, Inc. to be disqualified from acting with respect to the Second Matter due to the conflict of interest if it remains unresolved), provided, further, that, a conflict of interest arising from a Second Matter involving (x) the performance by the Working Team of other obligations or services by or on behalf of the Seller or the Servicer or (y) the performance of services related to the Receivables shall in no event constitute a Conflict of Interest even if such conflict of interest has an adverse effect on FTI Consulting, Inc. obtaining an engagement with respect to such Second Matter.

"Draft Review Report" has the meaning stated in Section 3.5.

"Fee Letter" has the meaning stated in Section 4.3(a).

"Final Review Report" has the meaning stated in Section 3.5.

"FTI Property" means the methodology, layout, structure, sequence, organization, summary, calculation, or other tools used by the Asset Representations Reviewer to produce the Work Product, and any pre-existing or newly created materials which the Asset Representations Reviewer has used or intends to use in delivering services as an asset representations reviewer to multiple customers.

"Indemnified Party" has the meaning stated in Section 4.5(c).

"Indemnifying Party" has the meaning stated in Section 4.5(c).

"Information Recipients" has the meaning stated in Section 4.8.

"Indenture" means that certain Master Indenture, dated as of August 1, 2001, by and between the Issuer and the Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

"Indenture Trustee" has the meaning stated in the second paragraph of the "Background" section.

"Issuer Indemnified Person" has the meaning stated in Section 4.5(a).

"Issuer PII" has the meaning stated in Section 4.9.

"Personally Identifiable Information" or "PII" has the meaning stated in Section 4.9.

"Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, as amended and restated as of September 17, 1999, as amended and restated a second time as of August 1, 2001, and as further supplemented by the Collateral Series Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of August 21, 2001, and, in each case, as further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Receivables Purchase Agreement" means the Receivables Purchase, dated as of August 1, 2001, between the Seller and the Transferor, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

"Resignation Condition" means (i) the Asset Representations Reviewer has determined that the Asset Representations Reviewer no longer meets the eligibility requirements under Section 5.1 and has delivered to the Issuer, the Transferor and the Indenture Trustee an Opinion of Counsel to such effect, (ii) the Asset Representations Reviewer has determined that the performance of its duties under this Agreement is no longer permissible under applicable law and has delivered to the Issuer, the Transferor and the Indenture Trustee an Opinion of Counsel to such effect, (iii) there is an Unresolved Conflict of Interest, or (iv) an amount is due and unpaid under this Agreement (including an uncontested amount due in respect of indemnification) for ninety (90) calendar days after notice from the Asset Representations Reviewer to the Servicer of the amount due and owing.

"Review Commencement Date" has the meaning stated in Section 3.2.

"Review Fee" has the meaning stated in Section 4.3(b).

"Review Materials" means, for an Asset Representations Review and a Subject Receivable, the documents and other materials for each Test listed under "Review Materials" in Schedule A or any additional documents or other materials that the Asset Representations Reviewer may reasonably request.

"Review Report" means any Draft Review Report or Final Review Report.

"Review Satisfaction Date" means the date on which the Noteholders have voted to cause the Asset Representations Reviewer to conduct an Asset Representations Review pursuant to Section 5.18 of the Indenture.

"Subject Receivables" means, for any Asset Representations Review, all Receivables that are 60-Day Delinquent Receivables as of the last day of the Monthly Period prior to the related Review Satisfaction Date; provided that, any Receivable which becomes a repurchased Receivable after the Review Satisfaction Date will no longer be a Subject Receivable.

"Test" has the meaning stated in Section 3.4(a).

"Test Complete" has the meaning stated in Section 3.4(c).

"Test Fail" has the meaning stated in Section 3.4(a).

"Test Pass" has the meaning stated in Section 3.4(a).

"Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of August 1, 2001, among the Transferor, the Servicer, and the Issuer, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

"Unresolved Conflict of Interest" means a Conflict of Interest that has not been resolved by the parties, including by means of waivers or ethical walls, within thirty (30) days of the receipt of written notice by the Seller and the Servicer from the Asset Representations Reviewer of such Conflict of Interest, as determined by the Seller, the Servicer or an Affiliate; provided, that, upon a determination that a Conflict of Interest remains unresolved at the end of such thirty day period, the Seller shall send written notice of the Unresolved Conflict of Interest to the Asset Representations Reviewer.

"Work Product" means all works, data, reports and other items created, conceived or reduced to product pursuant to or in connection with this Agreement, including any Review Report.

"Working Team" means Hansol Kim, Vincent Varca and the other employees of FTI Consulting, Inc. that are assigned to the engagement described in this Agreement, and their successors.

ARTICLE II
 ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

SECTION 2.1.  Engagement; Acceptance.  The Issuer engages FTI Consulting, Inc. to act as the Asset Representations Reviewer for the Issuer.  FTI Consulting, Inc. accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer, including conducting a review of the underlying assets of the Issuer for compliance with representations and warranties on the pool assets, on the terms set forth in this Agreement.

SECTION 2.2.  Confirmation of Status.  The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables and Accounts for compliance with the representations and warranties under the Pooling and Servicing Agreement, the Transfer Agreement or the Receivables Purchase Agreement, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of any contractual provision under the Pooling and Servicing Agreement, the Transfer Agreement or the Receivables Purchase Agreement.

SECTION 2.3.  Use and Purpose of Reports.  Except as otherwise provided herein, any Review Report provided by the Asset Representations Reviewer is provided for the sole use and benefit of the Seller and the Transferor for the purposes provided in this Agreement and the Indenture.  Unless required by law or in accordance with this Agreement, the Seller and the Transferor shall not provide to any third party any information provided, or any Review Report, or refer to the Asset Representations Reviewer or its obligations under this Agreement, without the prior written consent of the Asset Representations Reviewer, which shall be conditioned on the execution of a third-party release letter in the form provided by the Asset Representations Reviewer.  Notwithstanding the foregoing, (i) the Asset Representations Reviewer may deliver any Review Report to the Indenture Trustee, the Transferor, the Seller, the Servicer and other parties as described in Section 3.5, (ii) each of the Transferor, the Seller and the Servicer may inform the Commission and any other Governmental Authority that they are working with FTI Consulting, Inc. as the asset representations reviewer and FTI Consulting, Inc. may be referenced in any prospectus filed by or on behalf of the Issuer, (iii) this Agreement may be filed with the Commission and (iv) a summary of any Review Report may be included in any of the Issuer's Form 10-D reports.

ARTICLE III
 ASSET REPRESENTATIONS REVIEW PROCESS

SECTION 3.1.  Review Notice.  On receipt of a Review Notice in accordance with Section 5.18 of the Indenture, the Servicer shall deliver a copy thereof to the Asset Representations Reviewer.

SECTION 3.2. Identification of Subject Receivables.  Within fifteen (15) Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Accounts, identified by unique identification numbers assigned by the Servicer, in which the Subject Receivables arise.  The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until it has received a Review Notice, a list of the Accounts related to the Subject Receivables and access to the Review Materials in accordance with Section 3.3 (the "Review Commencement Date").

SECTION 3.3.  Review Materials.

(a) Access to Review Materials.  The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within sixty (60) calendar days after receipt of the Review Notice in one or more of the following ways: (i) by providing remote access to the Servicer's receivables systems, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing photocopies of documents relating to the Subject Receivables to the Asset Representations Reviewer for use at its property or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer shall redact or remove Personally Identifiable Information from the Review Materials.

(b) Missing or Insufficient Review Materials.  If the Asset Representations Reviewer determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test (the "Additional Review Materials"), the Asset Representations Reviewer will use commercially reasonable efforts to notify the Servicer within thirty (30) calendar days after the Review Commencement Date, and in any event promptly upon discovery of such deficiency, and the Servicer will give the Asset Representations Reviewer access to such Additional Review Materials.  If such Additional Review Materials are not provided by the Servicer within the later of (i) fifteen (15) calendar days following receipt of such notice and (ii) the last day of the Asset Representations Review Period without giving effect to the proviso in Section 3.4(b), the parties agree that each Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Draft Review Report will indicate the reason for the Test Fail.

SECTION 3.4.  Performance of Reviews.

(a) Test Procedures.  For an Asset Representations Review, the Asset Representations Reviewer will perform for the Subject Receivables the procedures listed under "Tests" in Schedule A for each representation and warranty (each, a "Test"), using the Review Materials listed for each such Test in Schedule A.  For each Test, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a "Test Pass") or if the Test has not been satisfied (a "Test Fail").  If the result for more than one Subject Receivable is determinable by performing a Test once for such group of Subject Receivables, the Asset Representations Reviewer will use such determination for all such Subject Receivables.

(b) Review Period.  The Asset Representations Reviewer will complete the Asset Representations Review of all of the Subject Receivables within sixty (60) calendar days after the Review Commencement Date (the "Asset Representations Review Period"); provided, however, that if Additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the Asset Representations Review Period will be extended for an additional thirty (30) calendar days.

(c) Completion of Asset Representations Review for Certain Subject Receivables.  Following the delivery of the list of the Accounts related to the Subject Receivables and before the delivery of the Final Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the related Obligor or purchased by the Servicer, the Seller or the Transferor according to the applicable Related Document.  On receipt of notice, the Asset Representations Review of such Subject Receivables will be considered complete (a "Test Complete").  In this case, the Final Review Report will indicate a Test Complete for such Subject Receivables and the related reason.

(d) Previously Performed Test.  If any Test is performed in an  Asset Representations Review, the Asset Representations Reviewer will not perform such Test again in connection with any additional Asset Representations Review, if and to the extent the initial review is sufficient for the purpose of determining compliance with the Test in the subsequent Asset Representations Review, but will include the determination of such previous Test in the Final Review Report for the current Asset Representations Review; provided, that the Asset Representations Reviewer may conduct Tests relating to Subject Receivables for any time period not covered in previous Tests.

(e) Termination of Asset Representations Review.  If an Asset Representations Review is in process and all Outstanding Notes of the Issuer will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) calendar days before such Payment Date.  On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

SECTION 3.5.  Review Reports.  The Asset Representations Reviewer will, within ten (10) Business Days after the end of the Asset Representations Review Period, deliver to the Indenture Trustee, the Seller, the Servicer and the Transferor a report indicating for each Subject Receivables whether there was a Test Pass or a Test Fail for each Test, or whether such Subject Receivable was assigned a Test Complete and the related reason (a "Final Review Report"); provided, however, that if the Asset Representations Reviewer determines there is a Test Fail with respect  to any Subject Receivable, the Asset Representations Reviewer will, within ten (10) Business Days after the end of the Asset Representations Review Period, deliver to the Seller and the Servicer a preliminary report (a "Draft Review Report") with respect to such Test Fail.  In the event the Asset Representations Reviewer delivers a Draft Review Report:  (i) the Servicer may provide Additional Review Materials and/or provide clarification regarding previously provided materials within fifteen (15) Business Days of receiving the Draft Review Report in order to resolve any Test Fail and (ii) the Asset Representations Reviewer will deliver to the Indenture Trustee, the Seller, the Servicer and the Transferor a Final Review Report no later than (x) ten (10) Business Days after receipt of such Additional Review Materials and/or clarification, if provided, or (y) the earlier of five (5) Business Days after (i) notification by the Servicer that it will not provide such Additional Review Materials or (ii) the expiration of the fifteen (15) Business Day period for providing such Additional Review Materials.  The Final Review Report will contain a summary of the Asset Representations Review results, which may (in whole or in part) be included in the Form 10-D report with respect to the Issuer for the Monthly Period in which the Final Review Report is received.  The Asset Representations Reviewer will ensure that the Final Review Report does not contain any Issuer PII.

SECTION 3.6.  Review Representatives; Cooperation.

(a) Servicer, Seller and Transferor Representatives.  Each of the Servicer, the Seller and the Transferor agrees to designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Reviewer Representative.  The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Servicer, the Seller, the Transferor and the Indenture Trustee during the performance of an Asset Representations Review.

(c) Seller and Transferor Cooperation.  Each of the Seller and the Transferor shall (i) cooperate with the Asset Representations Reviewer in completing procedures for an Asset Representations Review and (ii) provide the Asset Representations Reviewer with reasonable access to its offices and information databases upon written request from the Asset Representations Reviewer.

(d) Questions About Asset Representations Review.  The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer, the Indenture Trustee, the Seller, the Transferor or the Servicer until the earlier of (i) the payment in full of all of the Outstanding Notes of the Issuer and (ii) one year after the delivery of the Final Review Report.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Indenture Trustee.

SECTION 3.7.  Dispute Resolution.  The Asset Representations Reviewer agrees and acknowledges that any Review Report may be used by the Issuer, the Seller, the Transferor, the Indenture Trustee or the Servicer in any dispute resolution proceeding, but the Asset Representations Reviewer shall have no obligation to participate in such dispute resolution proceeding.  No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding such use of any Review Report.

SECTION 3.8.  Limitations on Review Obligations.

(a) Review Process Limitations.  The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture, and may rely on the information in any Review Notice delivered to the Asset Representations Reviewer;

(ii) to determine which Receivables are subject to an Asset Representations  Review, and may rely on the lists of Subject Receivables provided by the Servicer;

(iii) to obtain or confirm the validity of the Review Materials and shall have no liability for any errors or omissions in the Review Materials, and may rely on  the accuracy and completeness of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under any of the Related Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Receivables;

(vi) to provide or obtain a legal opinion or to make a legal determination or conclusion; or

(vii) to determine the reason for the delinquency of any Receivable, the creditworthiness of any Obligor, the overall quality of any Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Receivable.

(b) Testing Procedure Limitations.  The Asset Representations Reviewer will only be required to perform the testing procedures listed under "Tests" in Schedule A, and will not be obligated to perform additional procedures on any Review Receivable or to provide any information other than pursuant to Section 3.5.  Subject to Section 7.1, the Tests in Schedule A may be modified from time to time with the written consent of the Issuer, Servicer and Asset Representations Reviewer, if due to a change in available data, the presentation or formatting thereof, or other considerations, there exists an alternative Test and/or set of Review Materials that in the good faith determination of the Servicer, the Issuer and the Asset Representations Reviewer are designed to produce at least as accurate a determination of compliance with one or more representations and warranties as the Test and/or Review Materials being replaced.

ARTICLE IV
 ASSET REPRESENTATIONS REVIEWER

SECTION 4.1.  Representations and Warranties.  The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Qualification.  The Asset Representations Reviewer is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.  The Asset Representations Reviewer is qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer's ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability.  The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles.

(c) No Conflicts and No Violation.  The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer's obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset

Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate any law or, to the Asset Representations Reviewer's knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer's ability to perform its obligations under this Agreement.

(d) No Proceedings.  There are no proceedings or investigations pending or, to the best of the Asset Representations Reviewer's knowledge, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer's ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility.  The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

(f) Consents.  All material authorizations, consents, orders, approvals or other actions of any governmental authority required to be obtained or effected by the Asset Representations Reviewer in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof have been duly obtained or effected and are in full force and effect.

(g) Safeguards.  The Asset Representations Reviewer has, and will continue to have, adequate administrative, technical and physical safeguards designed to: (i) ensure the security and confidentiality of all Confidential Information, (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information and (iii) protect against any unauthorized acquisition of, access to or use of Confidential Information.

(h) Intellectual Property.  The Asset Representations Reviewer owns or has the right to use all software, designs, utilities, tools, models, systems and other methodologies and know how that the Asset Representations Reviewer may use in performing its obligations under this Agreement and such usage shall not infringe upon the rights of any third party or violate any applicable laws.

SECTION 4.2.  Covenants.  The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility.  It will notify the Issuer, the Transferor, the Seller, the Servicer and the Indenture Trustee promptly upon becoming aware that it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel.  It will maintain business process management and/or other systems necessary to ensure that it can perform each Test.  The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c) Maintenance of Review Materials.  It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.  After such two year period, the Asset Representations Reviewer shall (at Seller's option) either (i) promptly return to Seller all such information in its possession or (ii) destroy or erase permanently all such information and confirm in writing to the Seller that it has done so.

(d) Review Procedures Audit.  The Asset Representations Reviewer will maintain an audit trail for the Review Materials received, the Review Procedures performed and any determinations made in connection with a Review.

(e) Work Product.  The Seller will receive title to all Work Product free and clear of all mortgages, liens, pledges, custodianships, security interest or other encumbrances, restrictions, claims or charges of any kind, except to the extent that it constitutes FTI Property.  The Asset Representations Reviewer hereby grants to the Seller, the Servicer and the Issuer a royalty-free, paid-up, non-exclusive, worldwide, irrevocable, perpetual license to use and reproduce the FTI Property in connection with such Person's use of the Work Product.

(f) Information to Be Provided.

(i) The Asset Representations Reviewer shall (a) if any legal proceeding has been identified by the Asset Representations Reviewer as reportable under Item 1117 of Regulation AB, within 30 calendar days after the end of each calendar quarter, provide to the Transferor such information regarding the Asset Representation Reviewer for purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and (b) upon five (5) Business Days prior request from the Transferor in connection with issuance of notes by the Issuer, enter into an Indemnification Agreement in substantially the form of Exhibit A hereto.  In connection with each such request, the Transferor shall identify by name the parties set forth in subsection 4.2(f)(i)(C) below.  As promptly as practicable following notice to or discovery by the Asset Representations Reviewer of any material changes to the information most recently provided by it pursuant to this subsection 4.2(f) or otherwise for purposes of compliance with Items 1117, 1109(b) or 1119 of Regulation AB, the Asset Representations Reviewer shall provide to the Transferor, in writing, notice of such material changes.  Such information shall include:

(A)	the Asset Representations Reviewer's name and form of organization;

(B)	a description of the extent to which the Asset Representations Reviewer has had prior experience serving as an asset representations reviewer for asset-backed securities involving credit card receivables;

(C)	a description of any affiliation between the Asset Representations Reviewer and any of the following parties to a securitization transaction, as such parties are identified by name to the Asset Representations Reviewer in connection with the most recent request by the Transferor pursuant to subsection 4.2(f)(i);

(1)	the sponsor;

(2)	any depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider;

(9)	any underwriter;

(10)	any person hired by Comenity Bank or an underwriter to perform due diligence on the Receivables; and

(11)	any other material transaction party.

(ii) In connection with each Report on Form 10-K with respect to the Notes and each Report on Form 10-D with respect to the Notes filed by or on behalf of the Transferor, the Asset Representations Reviewer shall be deemed to represent and warrant, as of the date that is fifteen (15) days prior to the Issuer's Annual Report Date of each calendar year for the Report on Form 10-K with respect to the information recently provided by the Asset Representations Reviewer for the purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and as of the related Payment Date for each Report on Form 10-D with respect to the information most recently provided by the Asset Representations Reviewer for the purposes of compliance with Item 1117, that such information is materially correct and does not have any material omissions, unless the Asset Representations Reviewer has provided an update to such information.

(g) Opinion of Counsel.  On the date hereof and upon five (5) Business Days' prior written notice in connection with an issuance of Notes registered on Form SF-3, the Asset Representations Reviewer shall provide an opinion of counsel, which may be an opinion of in-house counsel, addressed to the Servicer, the Indenture Trustee, the Owner Trustee, the Issuer, each Rating Agency and the representatives of the underwriters for the Notes to the effect that:

(i) the Asset Representations Reviewer is validly existing and in good standing as a corporation under the laws of the State of Maryland and has the power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under this Agreement;

(ii) the execution, delivery and performance by the Asset Representations Reviewer of this Agreement and the consummation by the Asset Representations Reviewer of the services contemplated hereby have been duly authorized by all necessary corporate action;

(iii) this Agreement has been duly and validly executed and delivered by the Asset Representations Reviewer;

(iv) the execution and delivery by the Asset Representations Reviewer of this Agreement and the consummation of the services contemplated hereby will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the by-laws of the Asset Representations Reviewer, (B) to the best of such counsel's knowledge after due inquiry and investigation, any material indenture, contract, lease, mortgage, deed of trust or other instrument of agreement to which the Asset Representations Reviewer is a party or by which the Asset Representations Reviewer is bound or (C) to the best of such counsel's knowledge after due inquiry and investigation, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over the Asset Representations Reviewer; and

(v) the execution and delivery by the Asset Representations Reviewer of this Agreement and the consummation of the services contemplated hereby will not result in a violation of any applicable statute, rule or regulation to which the Company is subject that would have a material adverse effect on (i) the ability of the Company to perform its obligations under this Agreement or (ii) the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries as a whole; and

(vi) to the best of counsel's knowledge after due inquiry and investigation, the Company is not a party to any pending action or proceeding before any court, governmental agency or arbitrator which (i) purports to affect the legality, validity, binding effect or enforceability of the Agreement, or (ii) could have a material adverse effect on (x) the ability of the Company to perform its obligations under the Agreement or (y) the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries as a whole.

SECTION 4.3.  Fees and Expenses.

(a) Annual Fee.  The Servicer will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee in the amount set forth in a fee letter, dated as of the date hereof among the Servicer, the Issuer and the Asset Representations Reviewer (the "Fee Letter").  The annual fee will be paid as agreed in this Section 4.3(a) by the Servicer until this Agreement is terminated.

(b) Review Fee.  Following the completion of an Asset Representations Review and the delivery to the Indenture Trustee, the Seller, the Servicer and the Transferor of the Final Review Report, or the termination of an Asset Representations Review according to Section 3.4(e), and the delivery to the Servicer, of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee for each Asset Representations Review as set forth in the Fee Letter (the "Review Fee").  However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review to the extent provided in Section 3.4(b), or for any Asset Representations Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review in accordance with Section 3.4(e). The Servicer will pay the Review Fee to the Asset Representations Reviewer within thirty (30) days of receipt of the detailed invoice from the Asset Representations Reviewer. If an Asset Representations Review is terminated according to Section 3.4(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five (5) Business Days before the final Payment Date in order to be reimbursed no later than the final Payment Date.

(c) Reimbursement of Travel Expenses.  If the Servicer provides access to the Review Materials at one of its properties, the Servicer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Representations Review upon receipt of a detailed invoice.  In addition, upon receipt of a detailed invoice, the Servicer will reimburse the Asset Representations Reviewer for its reasonable and documented out-of-pocket expenses incurred in connection with conducting an Asset Representations Review, including reasonable fees and expenses of its legal counsel upon receipt of a detailed invoice.

SECTION 4.4.  Limitation on Liability.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

SECTION 4.5.  Indemnification.   (a) Indemnification by Asset Representations Reviewer.  The Asset Representations Reviewer will indemnify each of the Issuer, the Transferor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents (each, an "Issuer Indemnified Person") for all costs, expenses (including the costs and expenses of defending itself against any loss, damage or liability including the cost of investigation, and including reasonable attorney's fees and expenses), losses, damages and liabilities resulting from (i) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (ii) the Asset Representations Reviewer's breach of any of its representations, warranties, covenants and other obligations in this Agreement (the "Issuer Losses"), except to the extent than any such Issuer Losses are determined by a final non-appealable order of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Issuer Indemnified Person or persons in respect of whom such liability is asserted.  The Asset Representations Reviewer's obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

(b) Indemnification by Seller.  The Seller will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an "ARR Indemnified Person"), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability including the cost of investigation, and including reasonable attorney's fees and expenses) (the "ARR Losses"), except to the extent that any such ARR Losses are determined by a final non-appealable order of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of the ARR Indemnified Person or persons in respect of whom such liability is asserted or (ii) the Asset Representations Reviewer's breach of any of its representations, warranties or covenants in this Agreement.

(c) Proceedings.  Promptly on receipt by an Issuer Indemnified Person or an ARR Indemnified Person (each, an "Indemnified Party") of notice of a Proceeding against it, the Indemnified Party will, if a claim is to be made under Section 4.5(a) or Section 4.5(b), as applicable, notify the Seller or the Asset Representations Reviewer, as applicable (each, an Indemnifying Party") of the Proceeding.  The Indemnifying Party may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Indemnifying Party notifies the Indemnified Party of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, and so long as the Indemnifying Party assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Party, the Indemnifying Party will not be liable for legal expenses of counsel to the Indemnified Party unless there is a conflict between the interests of the Indemnifying Party, and an Indemnified Party.  If there is a conflict, the Indemnifying Party will pay for the reasonable fees and expenses of separate counsel to the Indemnified Party.  No settlement of a Proceeding may be made without the approval of the Indemnifying Party and the Indemnified Party, which approval will not be unreasonably withheld.

(d) Survival of Obligations.  Each of the Seller's and the Asset Representation Reviewer's obligations under this Section 4.5 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(e) Repayment.  If an Indemnifying Party makes any payment under this Section 4.5 and the Indemnified Party later collects any of the amounts for which the payments were made to it from others, the Indemnified Party will promptly repay the amounts to the Indemnifying Party.

SECTION 4.6.  Inspections of Asset Representations Reviewer.  The Asset Representations Reviewer agrees that, from and after the completion of the first Asset Representations Review, if any, upon reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee during the Asset Representations Reviewer's normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer's obligations under this Agreement and (b) the protection of Confidential Information.  In addition, the Asset Representations Reviewer will permit the Issuer's, the Seller's, the Servicer's, the Transferor's or the Indenture Trustee's representatives to conduct inspections to confirm compliance with  Section 4.8 and Section 4.9, and to make copies and extracts of any of appropriate books of account, records, reports and other documents and to discuss them with the Asset Representations Reviewer's officers and employees.  Each of the Issuer, the Seller, the Servicer, the Transferor and the Indenture Trustee will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Seller, the Servicer, the Transferor or  the Indenture Trustee reasonably determines that it is required to make the disclosure under this Agreement or the other Related Documents.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.  In addition, the Asset Representations Reviewer hereby agrees to use commercially reasonable efforts to assist Comenity Bank in meeting its audit and regulatory requirements, including making records that are maintained and/or produced by the Asset Representations Reviewer under this Agreement available for examination and audit by any Governmental Authority that has jurisdiction over Comenity Bank.

SECTION 4.7.  Delegation of Obligations.  The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement, which may be withheld in such party's sole discretion.

SECTION 4.8.  Confidential Information.

(a) Treatment.  The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement, as well as any initial materials previously provided, in confidence and under the terms and conditions of this Section 4.8, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the prior consent of the Issuer, the Servicer and the Transferor, be disclosed or used by the Asset Representations Reviewer, any of its Affiliates or any of its Affiliates' officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the "Information Recipients") other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Seller or the Issuer or their Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition.  "Confidential Information" means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including but not limited to:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer, the Seller, the Transferor or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer, the Transferor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients' files and records or other evidence in the Information Recipients' possession or (D) the Issuer, the Seller, the Transferor or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection.  The Asset Representations Reviewer will use commercially reasonable efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.9.

(d) Disclosure.  If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its commercially reasonable efforts to provide the Issuer, the Seller, the Transferor and the Servicer with prompt notice of the requirement and will cooperate, at the Seller's expense, in the Issuer's, the Seller's, the Transferor's and the Servicer's pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer, the Seller, the Transferor or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Section 4.8 by its Information Recipients.

(f) Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Seller, the Servicer, the Transferor or

the Indenture Trustee and each of the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee to enforce this Section 4.8, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney's fees, incurred by it for the enforcement.

SECTION 4.9.  Personally Identifiable Information.

(a) Definitions.  "Personally Identifiable Information" or "PII" means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), personal identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual; provided, however,  that Personally Identifiable Information or PII shall not mean or be deemed to include any identification number that is assigned for recordkeeping purposes by the Servicer or an affiliate thereof to an individual or account and that is not a cardholder account number.  "Issuer PII" means PII furnished by the Issuer, the Seller, the Transferor, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII.  None of the Issuer, the Seller, the Transferor or the Servicer intend to share, provide or supply any Issuer PII to the Asset Representations Reviewer.  However, if the Asset Representations Reviewer receives any Issuer PII, the Asset Representations Reviewer will immediately (i) notify the Servicer and (ii) indefeasibly delete and destroy such Issuer PII.  Notwithstanding the foregoing, the Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer's business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations.  In addition to the use and protection requirements described in Section 4.9(b), the Asset Representations Reviewer's disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) with the prior consent of the Issuer or (B) as required by applicable law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel who may access Issuer PII on the proper use of and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d) Notice of Breach.  The Asset Representations Reviewer will notify the Issuer, the Seller, the Transferor and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII, if any, and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer's possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer: provided, that if PII was provided to the Asset Representations Reviewer notwithstanding the second sentence of Section 4.9(b), (i) the Asset Representations Reviewer shall promptly notify the Servicer and (ii) the Servicer shall be responsible for all costs of destruction or return to the Issuer or maintenance by the Asset Representations Reviewer of such PII, as applicable.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer's further use or disclosure of Issuer PII to that required or permitted by applicable law or required under this Agreement.

(f) Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer's compliance with this Section 4.9.  The Asset Representations Reviewer and the Issuer agree to modify this Section 4.9 as necessary from time to time for either party to comply with applicable law.

(g) Affiliates and Third Parties.  If the Asset Representations Reviewer processes the PII of the Issuer's Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.9, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.9 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V
RESIGNATION AND REMOVAL;
 SUCCESSOR ASSET REPRESENTATIONS REVIEWER

SECTION 5.1.  Eligibility Requirements for Asset Representations Reviewer.  The Asset Representations Reviewer must be a Person who (a) is not an Affiliate of the Seller, the

Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not an Affiliate of a Person that was, engaged by the Seller or any underwriter to perform any due diligence on the Receivables.

SECTION 5.2.  Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation of Asset Representations Reviewer.  The Asset Representations Reviewer will not resign as Asset Representations Reviewer (i) prior to the third anniversary hereof, (ii) within one hundred sixty-five (165) days following the latest occurrence of the filing of a Securities Exchange Act Form 10-D reporting that a Delinquency Trigger has occurred or (iii) if a Review Notice has been received by the Asset Representations Reviewer, until after delivery by the Asset Representations Reviewer of a Final Review Report pursuant to Section 3.5; provided, however, that, notwithstanding the foregoing, the Asset Representation Reviewer may resign if a Resignation Condition has occurred.  The Asset Representations Reviewer will provide sixty (60) calendar days' prior written notice of its resignation to the Seller, the Servicer, the Issuer, the Transferor and the Indenture Trustee.

(b) Removal of Asset Representations Reviewer for Cause.  Subject to Section 5.2(e), the Issuer, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer at any time and terminate its rights and obligations under this Agreement if any of the following events shall occur:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii) the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs;

provided, however, that the Issuer shall provide the Asset Representations Reviewer with thirty (30) calendar days' prior written notice of a removal pursuant to clause (i) or (ii).

(c) Voluntary Removal of Asset Representations Reviewer.  Subject to Section 5.2(e), the Issuer, in its sole discretion, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement by providing the Asset Representations Reviewer with at least thirty (30) calendar days' prior written notice; provided, however, that the Issuer may not terminate the Asset Representations Reviewer under this Section 5.2(c) (i) if a Review Notice has been received by the Asset Representations Reviewer, until after delivery by the Asset Representations Reviewer of a Final Review Report pursuant to Section 3.5 or (ii) within one hundred sixty-five (165) days following the latest occurrence of the filing of a Securities Exchange Act Form 10-D reporting that a Delinquency Trigger has occurred.

(d) Notice of Resignation or Removal.  The Issuer will notify the Transferor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(e) Continue to Perform After Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

SECTION 5.3.  Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer.  Following the resignation or removal of the Asset Representations Reviewer, the Issuer and the Seller will use commercially reasonable efforts to engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1 within ninety (90) calendar days of such resignation or removal.  If no successor asset representations reviewer has been appointed by the ninetieth (90th) day after notice of resignation or removal of the Asset Representations Reviewer, the Asset Representations Reviewer shall be entitled to petition a court of competent jurisdiction for the appointment of a successor asset representations reviewer that meets the eligibility requirements of Section 5.1.

(b) Effectiveness of Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective until the earlier of (i) the date the successor asset representations reviewer has executed and delivered to the Issuer, the Seller, the Servicer and the Transferor an agreement accepting its engagement and agreeing to perform the obligations of the asset representations reviewer under this Agreement or entering into a new agreement with the Issuer, the Servicer, the Seller, and the Transferor on substantially the same terms as this Agreement and (ii) the date on which no Notes are outstanding.

(c) Transition and Expenses.  If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will use commercially reasonable efforts to cooperate with the Seller, the Servicer and the Transferor to take all actions reasonably requested to assist the Seller, the Servicer and the Transferor in making an orderly transition of the Asset Representations Reviewer's rights and obligations under this Agreement to the successor asset representations reviewer, including, but not limited to, (i) transferring all Review Materials to the successor asset representations reviewer, (ii) returning or destroying all Confidential Information in its possession and (iii) making appropriate personnel available to respond to questions or requests from the Transferor or the Servicer, for a period of one (1) year after the effective date of its resignation or removal.  The Asset Representations Reviewer  will bear its own costs and expenses in (x) ceasing to be an Asset Representations Reviewer hereunder and (y) assisting the Seller, the Servicer and the Transferor in making an orderly transition of the Asset Representations Reviewer's obligations under this Agreement as described above.  In no event will the Asset Representations Reviewer be responsible for the costs and expenses of any third party in connection with the transition to a successor asset representation reviewer, including the successor asset representations reviewer, the Seller, the Transferor, the Servicer, the Issuer or the Indenture Trustee.

SECTION 5.4.  Merger, Consolidation or Succession.  Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer's obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI
 OTHER AGREEMENTS

SECTION 6.1.  Independence of Asset Representations Reviewer.  The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Seller, the Servicer or the Transferor for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer, the Seller, the Transferor or the Servicer.  Nothing in this Agreement will make the Asset Representations Reviewer and any of the Servicer, the Transferor or the Seller members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

SECTION 6.2.  No Petition.  Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Transferor or by a trust for which the Transferor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Transferor, (ii) the Certificate Trust or (iii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 6.2 will survive the termination of this Agreement.

SECTION 6.3.  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by U.S. Bank Trust National Association, not individually or personally, but solely as Owner Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

SECTION 6.4.  Termination of Agreement.  This Agreement will terminate, except for provisions of Sections 4.4 and 4.5 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII
 MISCELLANEOUS PROVISIONS

SECTION 7.1.  Amendments.

(a) This Agreement can be modified only in a written document executed by the parties hereto without the consent of the Noteholders or any other Person; provided, that, so long as any Note is outstanding except with respect to amendments (i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement, (ii) to provide for, or facilitate the acceptance of this Agreement by, a successor asset representations reviewer or (iii) to convert or supplement any provision in a manner consistent with the intent of this Agreement, either (a) such amendment shall not, as evidenced by an opinion of counsel or officer's certificate, materially and adversely affect the interests of the holders of any outstanding Note or (b) the Rating Agency Condition is satisfied with respect to such amendment.  With respect to any amendment for which clauses (a) or (b) of the immediately preceding sentence cannot be satisfied, this Agreement can be amended only with the consent of the Noteholders constituting a majority of the Outstanding Amount of the Notes of each adversely affected Series.

(b) Notice of Amendments.  The Transferor will notify the Rating Agencies in advance of any amendment.  Promptly after the execution of an amendment, the Transferor will deliver a copy of the amendment to the Rating Agencies.

SECTION 7.2.  Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment.  Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Seller, the Servicer and the Transferor.

(b) Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee, for the benefit of the Noteholders, will be a third-party beneficiary of this Agreement and entitled to enforce this Agreement against the Asset Representations Reviewer.  No other Person will have any right or obligation under this Agreement.

SECTION 7.3.  Notices.

(a) Delivery of Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) for overnight mail, on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses.  Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to (i) (a) in the case of Seller, Comenity Bank, One Righter Parkway, Suite 100, Wilmington, DE 19803, Attention: Treasurer and email: ComenityTreasury@alliancedata.com, (b) in the case of Transferor, WFN Credit Company LLC, 3100 Easton Square Place, Columbus, OH 43219, Attention: Treasurer and email: ComenityTreasury@alliancedata.com, (c) in the case of the Indenture Trustee, 1251 Avenue of the Americas, 19th Floor, New York, New York 10020, Attention: Corporate Trust and Agency Services, email: marion.zinowski@unionbank.com, and CTNY2@unionbank.com, Attention: Eva Aryeetey, (d) in the case of the Servicer, Comenity Bank, One Righter Parkway, Suite 100, Wilmington, DE 19803, Attention: Treasurer and email: ComenityTreasury@alliancedata.com, and (e) in the case of the Asset Representation Reviewer, 3 Times Square, 10th floor, New York, New York 10036, Attention: Hansol Kim, telecopy (212) 841-9350 and email: Hansol.Kim@fticonsulting.com; or, (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party.

SECTION 7.4.  Governing Law; Jurisdiction.

(a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT

AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.3 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT.

SECTION 7.5.  No Waiver; Remedies.  No party's failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

SECTION 7.6.  Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

SECTION 7.7.  Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

SECTION 7.8.  Counterparts.  This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

COMENITY BANK, as Seller

By:   /s/ Randy J. Redcay
Name: Randy J. Redcay
Title: Chief Financial Officer

WFN CREDIT COMPANY, LLC, as Transferor

By:    /s/ Michael Blackham
Name: Michael Blackham
Title: Treasurer

COMENITY BANK, as Servicer

By:    /s/ Randy J. Redcay
Name: Randy J. Redcay
Title: Chief Financial Officer

WORLD FINANCIAL NETWORK CREDIT
CARD MASTER NOTE TRUST, as Issuer

By:  U.S. Bank Trust National Association, not in
its individual capacity, but solely as Owner Trustee
on behalf of Issuer

By:    /s/ Annette Morgan
Name: Annette Morgan
Title: Assistant Vice President

[Signature Page to Asset Representations Review Agreement]

FTI CONSULTING, INC.,  as Asset
Representations Reviewer

By:    /s/ Hansol Kim
Name: Hansol Kim
Title: Managing Director

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

#	Section Reference	Representations and Warranty	Review Materials	Tests
Eligible Receivables
1	RPA Section 4.2(a)(viii), (ix) TSA Section 2.4(a)(x), (xi) PSA Section 2.4(a)(viii), (ix)	Each Receivable is an Eligible Receivable as of the applicable date.[1]		1. Confirm the Receivable is eligible based on the results of the tests performed on Representations 3-13. If confirmed, then Test Pass.
2	PSA Section 1.1	"Eligible Receivable" means a Receivable:
3		(a) that has arisen under an Eligible Account;		1. Confirm the Account is eligible based on the results of the tests performed on Representations 15-21. If confirmed, then Test Pass.
4
(b) that was created in compliance with the Credit Card Guidelines and all Requirements of Law applicable to the Credit Card Originator (or, in the case of an Acquired Portfolio Receivable, the related Other Originator) the failure to comply with which would have a material adverse effect on Investor Holders, and pursuant to a Credit Card Agreement that complies with all Requirements of Law[2] applicable to the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Credit Card Originator), the failure to comply with which would have a material adverse effect on Investor Holders;

Public filings of litigation and judgments, and if applicable, evidence that any compliance failure has been remedied

Written Policies and Procedures

Purchase Agreements for Acquired Portfolio Receivables (if any)

1. Confirm that  no litigation and judgments disclosed in any public filings made by Alliance Data, Comenity Bank, WFN Credit Company, LLC or World Financial Network Credit Card Master Note Trust since the date of processing of the oldest Subject Receivable (the "Start Date") to the Review Notice Date  indicates that the Credit Card Originator failed to comply with any law in connection with any Subject Receivable or related credit card agreement, or if such litigation existed that it has been resolved.
2. With respect to any Subject Receivable that is an Acquired Portfolio Receivable, (i) obtain the related purchase agreement pursuant to which the Acquired Portfolio Receivable was purchased from the Other Originator and (ii) obtain a certification from the Credit Card Originator that such purchase agreement contained a representation that the Other Originator complied with applicable law in connection with the origination of such Acquired Portfolio Receivables.
3. Confirm that policies and procedures for (i) monitoring, evaluation and communicating changes in law applicable to the origination of credit card receivables and the related credit card agreements and (ii) reviewing and approving changes to credit card agreements, in each case, were in place from the Start Date to the Review Notice Date.
4. Confirm that policies and procedures referred to in item #3 were followed by: (i) obtaining recent internal audit findings, if any, related to monitoring changes in law and reviewing changes to credit card agreements and (ii) obtaining internal audit's process manual for the period from the Start Date to the Review Notice Date, in order to confirm that, from the Start Date to the Review Notice Date, there were processes in place for tracking audit issue remediation, validating remediation completion, and reporting repeat audit issues identified in subsequent internal audits.
5. If the above tests are confirmed, then Test Pass.

1   Defined terms used in the Representations and Warranties shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.
2  Generally the date the related account was added to the Certificate Trust (or the related cut-off date) or the date that the receivable was subsequently created.

5
(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or made by the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator with respect to such actions prior to the transfer of such Acquired Portfolio Receivable to the Credit Card Originator) in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator with respect to such actions prior to the transfer of such Acquired Portfolio Receivable to the Credit Card Originator) of the related Credit Card Agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such Receivable, but failure to comply with this clause (c) shall not cause a Receivable not to be an Eligible Receivable if, and to the extent that, the failure to so obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on the Investor Holders;

Bank Charter
Delaware and/or Ohio Articles of Incorporation (as applicable), (collectively, the "Operating Certificates")

List of required consents, licenses, approvals, authorizations or registrations and related detail

1. Review the Operating Certificates and a list of required consents, licenses, approvals, authorizations or registrations to effectuate the creation of Receivables and execution, delivery, and performance by the Credit Card Originator.
2. Confirm with the Credit Card Originator's legal/compliance department that such authorizations, consents, orders, etc. are in full force and effect as of the Review Notice Date.
3. If the above tests are confirmed, then Test Pass.

6	(d) as to which, at the time of its transfer to the Certificate Trust, Transferor or the Certificate Trust will have good and marketable title free and clear of all Liens (other than Permitted Liens);
UCC financing statements attached to the most recent opinion of counsel regarding perfection received by the Servicer (the "Perfection Opinion")

Officer's Certificate with respect to certain UCC Filings that are not Specified Filings

Lien Search Results

1. Search the name of Credit Card Originator, Transferor and Trust in the applicable UCC jurisdiction (the "Lien Search Results").
2. Confirm that the UCC financing statements included in the opinion of counsel delivered in connection with the most recent securitization (the "Specified UCC Filings") are listed on the Lien Search Results and are effective.
3. Confirm that no filings on the Lien Search Results list the Subject Receivables other than the Specified UCC Filings by obtaining a written certification from the Credit Card Originator, which such certification shall be substantially similar to the certification provided by the Credit Card Originator in connection with the Perfection Opinion.
4. If the above tests are confirmed, then Test Pass.

7	(e) that is the subject of a valid transfer and assignment (or the grant of a security interest) from Transferor to the Certificate Trust of all Transferor's right, title and interest therein;	UCC financing statements attached to the Perfection Opinion Officer's Certificate with respect to certain UCC Filings that are not Specified Filings Lien Search Results
1. Obtain the Lien Search Results.
2. Confirm that Specified UCC Filings are listed on the Lien Search Results and are effective.
3. Confirm that no filings on the Lien Search Results list the Subject Receivables other than the Specified UCC Filings by obtaining a written certification from the Credit Card Originator, which such certification shall be substantially similar to the certification provided by the Credit Card Originator in connection with the Perfection Opinion.
4. If the above tests are confirmed, then Test Pass.

8
(f) that at and after the time of transfer to the Certificate Trust is the legal, valid and binding payment obligation of the Obligor thereof, legally enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws, and by general principles of equity (whether considered in a suit at law or in equity);
Portfolio Credit Card Agreements
1. Review the credit card agreements for each Approved Portfolio related to a Subject Receivable from the Start Date to the Review Notice Date to confirm the presence of the following, or substantially similar to "You agree to pay for all transactions made on your Account …"
2. If the above test is confirmed, then Test Pass.

9	(g) that constitutes an account;	Policies and Procedures
1. Examine definition of "account" as defined in Article 9 of the Ohio and Delaware UCC.
2. Confirm with members of the Credit Card Originator's operations group that a process exists to require the issuance of a credit card in connection with origination of any Account.
3. If the above test is confirmed, then Test Pass.

10
(h) as to which, at the time of its transfer to the Certificate Trust, Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the Certificate Trust, impair the rights therein of the Certificate Trust or the Holders;

UCC financing statements attached to the Perfection Opinion

Officer's Certificate with respect to certain UCC Filings that are not Specified Filings
Lien Search Results

Summary of relevant
Account Information

1. Obtain the Lien Search Results.
2. Confirm that Specified UCC Filings are listed on the Lien Search Results and are effective.
3. Confirm that no filings on the Lien Search Results list the Subject Receivables other than the Specified UCC Filings by obtaining a written certification from the Credit Card Originator, which such certification shall be substantially similar to the certification provided by the Credit Card Originator in connection with the Perfection Opinion.
4. Obtain a list of series designations that indicate an Account has been designated to the Certificate Trust.
5. Confirm that each Account related to a Subject Receivable has a series designation listed in item #4 as of the last calendar day of the month in which the related Addition Date occurred.
6. If the above tests are confirmed, then Test Pass.

11	(i) that, at the time of its transfer to the Certificate Trust, has not been waived or modified except as permitted under transaction documents;	Policies and Procedures
1.  Confirm that policies and procedures for waiving amounts due under Accounts or otherwise modifying Accounts in accordance with transaction documents were in place from the Start Date to the Review Notice Date.
2. Confirm that policies and procedures referred to in item #1 were followed by: (i) obtaining recent internal audit findings, if any, related to processing waivers or modifications and (ii) obtaining internal audit's process manual for the period from the Start Date to the Review Notice Date, in order to confirm that, from the Start Date to the Review Notice Date, there were processes in place for tracking audit issue remediation, validating remediation completion, and reporting repeat audit issues identified in subsequent internal audits.
3. If the above tests are confirmed, then Test Pass.

12
(j) that, at the time of its transfer to the Certificate Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which Servicer makes an adjustment due to rebate, refund, billing error or other collectability reasons set forth in the PSA; and
Public filings
1. Confirm that no litigation and judgments disclosed in any public filings made by Alliance Data, Comenity Bank, WFN Credit Company, LLC or World Financial Network Credit Card Master Note Trust since the Start Date to the Review Notice Date  indicates that the Credit Card Originator failed to comply with any law in connection with any Subject Receivable or related credit card agreement, or if such litigation existed that it has been resolved.
2. If the above test is confirmed, then Test Pass.

13		(k) as to which, at the time of its transfer to the Certificate Trust, the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Certificate Trust.
UCC financing statements attached to the Perfection Opinion

Lien Search Results

Officer's Certificate with respect to certain UCC Filings that are not Specified Filings

Summary of relevant Account Information

1. Obtain the Lien Search Results.
2. Confirm that Specified UCC Filings are listed on the Lien Search Results and are effective.
3. Confirm that no filings on the Lien Search Results list the Subject Receivables other than the Specified UCC Filings by obtaining a written certification from the Credit Card Originator, which such certification shall be substantially similar to the certification provided by the Credit Card Originator in connection with the Perfection Opinion.
4. Obtain a list of series designations that indicate an Account as been designated to the Certificate Trust.
5. Confirm that each Account related to a Subject Receivable has a series designation listed in item #4 as of the last calendar day of the month in which the related Addition Date occurred.
6. If the above tests are confirmed, then Test Pass.

Eligible Accounts
14	RPA Section 4.2(a)(vii) TSA Section 2.4(a)(ix) PSA Section 2.4(a)(vii)	Each Account is an Eligible Account as of the Addition Date (as defined below):		1. Confirm the Account is eligible based on the results of the tests performed on Representations 15-21. If confirmed, then Test Pass.
15	PSA Section 1.1
"Eligible Account" means an open end credit card account in an Approved Portfolio owned by the Credit Card Originator that, as of the Trust Cut Off Date[3] (in the case of an Initial Account), the date of creation thereof (in the case of an Automatic Additional Account) or the related Addition Cut Off Date (in the case of a Supplemental Account) (each such date referred to herein as the "Addition Date"):
Annual Listings Of Approved Portfolios Summary of relevant Account Information
1. Obtain the most current Annual Listings of Approved Portfolios delivered to the Indenture Trustee and the related cut-off dates on which each Approved Portfolio was designated to the Certificate Trust (the "Approved Portfolio Start Date").
2. For each Approved Portfolio relating to a Subject Receivable, obtain the earliest Addition Date of any Account related to a Subject Receivable.
3. Confirm for each Approved Portfolio relating to a Subject Receivable that the Addition Date referred to in item #2 is on or after the Approved Portfolio Start Date.
4. If the above test is confirmed, then Test Pass.

3 The cut-off date for assets initially transferred to Certificate Trust (January 12, 1996).

16	(a) is in existence and is serviced by the Credit Card Originator or any Affiliate of the Credit Card Originator;	Summary of relevant Account Information
1. Obtain a list of series designations that indicate an Account as been designated to the Certificate Trust.
2. Confirm that each Account related to a Subject Receivable has a series designation listed in item #1 as of the last calendar day of the month in which the related Addition Date occurred.
3. If the above test is confirmed, then Test Pass

17	(b) is payable in United States dollars;	Portfolio Credit Card Agreements
1. For each Account relating to a Subject Receivable, review the credit card agreements with respect to the related Approved Portfolio in effect as of the last calendar day of the month in which the related Addition Date occurred.
2. Verify the "Making Payments" section of such credit card agreements state the Account is payable in U.S. dollars.
3. If the above test is confirmed, then Test Pass.

18
(c)  except as provided in corresponding test, has not been identified as an account (i) the credit cards for which have been reported to the Credit Card Originator or the related Other Originator (if any) as lost or stolen or (ii) the Obligor of which is the subject of a bankruptcy proceeding;
Summary of relevant Account Information
1. For each Account related to a Subject Receivable, obtain the status code history and principal receivables balance as of the last calendar day of the month in which the related Addition Date occurred.
2. Obtain a list of status codes used to indicate that an Obligor of an Account is subject to bankruptcy proceedings.
3. Confirm that none of the status codes in item #2 were listed on any Account related to a Subject Receivable as of the last calendar day of the month in which the related Addition Date occurred.
4. Confirm policies and procedures exist to immediately close an Account the credit cards for which have been reported as lost or stolen.
5. If the above tests are confirmed, then Test Pass.

19
(d)  none of the Receivables in which have been, sold, pledged, assigned or otherwise conveyed to any Person (except by an Other Originator to the Credit Card Originator or otherwise pursuant to this Agreement), unless any such pledge or assignment is released on or before the Initial Closing Date or the Addition Date, as applicable;

Summary of relevant Account Information
1. Obtain a list of series designations that indicate an Account as been designated to the Certificate Trust.
2. Confirm that each Account related to a Subject Receivable has a series designation listed in item #1 as of the last calendar day of the month in which the related Addition Date occurred.
3. If the above test is confirmed, then Test Pass.

20
(e)  except as provided below, none of the Receivables in which are Defaulted Receivables or have been identified by the Credit Card Originator or the related Other Originator (if any), or by the relevant Obligor to the Credit Card Originator or the related Other Originator (if any), as having been incurred as a result of fraudulent use of a credit card; and

Summary of relevant Account Information Policies and Procedures
1. For each Account related to a Subject Receivable, obtain the status code history and principal receivables balance as of the  last calendar day of the month in which the related Addition Date occurred.
2. Obtain a list of status codes used to indicate fraud.
3. Confirm that none of the status codes in item #2 were listed on the Account as of the last calendar day of the month in which the related Addition Date occurred.
4. Confirm policies and procedures exist to remove Accounts that have been written-off from the Credit Card Originator's records and systems and that such write-off occurs when the Account is defined as Defaulted under the transaction documents.
5. If the above tests are confirmed, then Test Pass.

21
(f)  has an Obligor who has provided as his or her most recent billing address, an address located in the United States or a United States military address, provided that an account shall not fail to be an "Eligible Account" solely due to the Obligor having provided a billing address not satisfying the foregoing if as of the Trust Cut Off Date (in the case of an Initial Account), the end of the most recently ended Monthly Period (in the case of an Automatic Additional Account) or the related Addition Cut Off Date (in the case of a Supplemental Account) the aggregate Principal Receivables in Accounts the most recent billing address for which does not satisfy the foregoing made up less than 2% (or any higher percentage as to which the Rating Agency Condition has been satisfied) of the aggregate Principal Receivables.

Summary of relevant Account Information
1. Obtain the most recent monthly servicer's report delivered to the Indenture Trustee.
2. Confirm that such monthly servicer's report lists the amount of receivables that have a foreign address as less than 2% of the receivables owned by the Certificate Trust.
3. If the above test is confirmed, then Test Pass.

Ownership/Right to Transfer/No Liens/Compliance
22	RPA Section 4.2(a)(iii) TSA Section 2.4(a)(iii) PSA Section 2.4(a)(iii)
Applicable transferor is the legal and beneficial owner of all right, title and interest in each Receivable and such transferor has the full right to transfer such Receivables to the Certificate Trust, and each Receivable conveyed to the Certificate Trust by such transferor has been conveyed to the Certificate Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor;
UCC financing statements attached to the Perfection Opinion Officer's Certificate with respect to certain UCC Filings that are not Specified Filings Lien Search Results
1. Obtain the Lien Search Results.
2. Confirm that Specified UCC Filings are listed on the Lien Search Results and are effective.
3. Confirm that no filings on the Lien Search Results list the Subject Receivables other than the Specified UCC Filings by obtaining a written certification from the Credit Card Originator, which such certification shall be substantially similar to the certification provided by the Credit Card Originator in connection with the Perfection Opinion.
4. If the above tests are confirmed, then Test Pass.

Required Authorizations/Consents Obtained
23	RPA Section 4.2(a)(iv) TSA Section 2.4(a)(iv) PSA Section 2.4(a)(iv)
All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the applicable transferor in connection with the conveyance by such transferor of Receivables to the Certificate Trust have been duly obtained, effected or given and are in full force and effect;
Operating Certificates List of required consents, licenses, approvals, authorizations or registrations and related detail
1. Review the Operating Certificates and a list of required consents, licenses, approvals, authorizations or registrations to effectuate the creation of Receivables and execution, delivery, and performance by the Credit Card Originator.
2. Confirm with the Credit Card Originator's legal/compliance department that such authorizations, consents, orders, etc. are in full force and effect as of the Review Notice Date.
3. If the above tests are confirmed, then Test Pass.

EXHIBIT A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of [_____], 20[__], is between WFN Credit Company, LLC and FTI Consulting, Inc.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

Section 1.1          Certain Defined Terms.  The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

"Agreement" means this Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

"Asset Representations Review Agreement" means the Asset Representations Review Agreement, dated July 6, 2016, among Comenity Bank, as Seller and Servicer, WFN Credit Company, LLC, as Transferor, World Financial Network Credit Card Master Note Trust, as Issuer, and FTI Consulting, Inc., as Asset Representations Reviewer, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

"Depositor" means WFN Credit Company, LLC, a limited liability company organized under the laws of the State of Delaware.

"FTI" means FTI Consulting, Inc., a Maryland corporation.

"FTI Information" means the information attached hereto as Exhibit A.

"Offered Notes" means the (Series 20[__]-[__]) Notes referred to as offered notes by the Prospectus.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Prospectus" means the prospectus, dated [_____], 20[__], relating to the offering of the Offered Notes.

"Securities Act" means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

"Securities Exchange Act" means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.
Indemnification Agreement

ARTICLE II. REPRESENTATIONS AND WARRANTIES

Section 2.1          Each party hereto represents and warrants that:

(a) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by such party; and

(c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

Section 2.2          FTI represents and warrants to the Depositor that as of the date of the Prospectus, there are no material pending legal or other proceedings involving FTI or of which any property of FTI is the subject that, individually or in the aggregate as to the FTI, would have a material adverse impact on investors in the Offered Notes.  As promptly as possible following notice to or discovery by FTI of any event or circumstance that would make the representation and warranty in the previous sentence untrue, FTI shall provide the Depositor notice of such event or circumstance.

ARTICLE III. INDEMNIFICATION

Section 3.1          Indemnification.  FTI agrees to indemnify and hold harmless the Depositor and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained in the FTI Information, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) a breach of any of the representations and warranties of FTI contained in Section 2.2 of this Agreement, in each case solely to the extent such claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses are not incurred as a result of the Depositor's misfeasance, bad faith, fraud or negligence.  In no event shall FTI be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether FTI has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.2          Notification; Procedural Matters.  Promptly after receipt by any indemnified party under Section 3.1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 3.1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the

Indemnification Agreement

2

failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.1.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) representing an indemnified party separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

ARTICLE IV. GENERAL

Section 4.1          Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their affiliates and their respective successors and assigns and the officers, directors, partners and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.2          Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 4.3          Acknowledgement.  FTI hereby acknowledges and agrees that the FTI Information shall be used in the Prospectus.

Section 4.4          Miscellaneous.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which

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enforcement of such change, waiver, discharge or termination is sought.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.5          Notices.  All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, WFN Credit Company, LLC, 3100 Easton Square Place, Columbus, OH 43219, Attention: Treasurer and email: ComenityTreasury@alliancedata.com; and (b) in the case of FTI, FTI Consulting, Inc., 3 Times Square, 10th floor, New York, New York 10036, Attention: Hansol Kim, telecopy (212) 841-9350 and email: Hansol.Kim@fticonsulting.com; or, in each case, to such other address as to which the applicable party has notified the other parties in writing pursuant to this Section.

Section 4.6          Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 4.7          Submission to Jurisdiction; Waivers.  Each of the parties hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

WFN CREDIT COMPANY, LLC

By:______________________________
 Name: ___________________________
Title: ____________________________

FTI CONSULTING, INC.

By:______________________________
 Name: ___________________________
Title: ____________________________

Indemnification Agreement
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Exhibit A

FTI INFORMATION

Item 1109(b)(1)-(2):

Item 1117: See the representation in Section 2.2 of this Indemnification Agreement.

Item 1119: The following is a description of the Asset Representation Reviewer's affiliation, if any, with any of the following persons, in each case, only to the extent that the identity of such persons has been identified to the Asset Representation Reviewer pursuant to Section 4.2(f)(i) of the Asset Representations Review Agreement: the sponsor, the depositor, the issuing entity, each servicer, each trustee, each person hired by Comenity Bank or an underwriter to perform due diligence on the Receivables, any originator, any significant obligor, any enhancement or support provider, any underwriter, or any other material transaction party.

A-1

Indemnification Agreement